Exhibit 10.4

English Translation of
Property Lease Agreement

Property Owner: Duoyuan Information Terminal Manufacture (Langfang) Co., Ltd. (Party A hereinafter)

Property Occupant: Duoyuan Digital Press Technology Industries (China) Co., Ltd (Party B hereinafter)

In accordance with provisions of applicable laws and regulations of the State and on the principle of willingness, equality and mutual benefit, Party A and Party B hereby enter into this agreement (the “Agreement”) after mutual consultation with regard to the delivery of the premises lawfully owned by Party A to Party B for its use.

Article I Premises

1-1
Party A will lease the premises it lawfully owns at #3 Jinyuan Road, Daxing Industrial Development Zone, Beijing, whose build floor area is 3079.86m2 (the “Premises” hereinafter) to Party B for its use.

Article II Purposes

2-1	Party B shall use the Premises for its office and research and development purposes.

2-2	Within the term of occupation of the Premises, Party B shall not alter the use of the Premises without permission.

2-3	Within the term of occupation of the Premises, Party B shall not change the structure of the Premises.

2-4	Within the term of occupation of the Premises, Party B shall not sub-lease or subcontract.

Article III Terms

3-1	The term of lease of the Premises shall be 1.5 years from July 1, 2008 to December 31, 2009.

3-2	If Party B needs further occupation of the Premises after expiration of the term of lease, a new lease agreement shall be signed thereupon.

Article IV Property Use Fee

4-1
The property use fee of the Premises shall be RMBҰ1.00 per square meter per day and the annual fee shall be RMBҰ1124148.90 accordingly (=3079.86*1.00*365). The use fee includes water and electricity rates and heating, air-conditioning, depreciation and land amortization expenses.

4-2	The rate of the property use fee shall remain fixed within the validity term of the Agreement.

4-3	The property use fee shall be calculated and paid on a quarterly basis.

Article V Miscellaneous

Party B shall immediately repair damages of the Premises or installations therein that have been caused due to improper use.

Article VI

The Agreement is made in three identical copies, all taking effect after signed by both parties andenjoying the same effectiveness.

Article VII

Both parties may settle issues unexhausted herein through friendly consultation or adding supplementary clauses.

/s/DuoYuan Duoyuan Information Terminal Manufacture (Langfang) Co., Ltd.
Property Owner (Party A)

    /s/Property Occupant: DuoYuan Digital Press Technology Industries (China) Co., Ltd
    Property Occupant (Party B)

Date: June 27, 2008